EMPLOYMENT AGREEMENT


     BY THIS AGREEMENT, SPORTAN UNITED INDUSTRIES, INC. commonly referred to in this agreement as Employer, located at 3170 Old Houston Rd., Huntsville, Texas, employs Kay L. Ekis commonly referred to in this agreement as Employee who accepts employment on the following terms and conditions:


                                    ARTICLE 1
                               TERMS OF EMPLOYMENT

     1.01. By this agreement Employer employs the Employee, Kay L. Ekis, as Accounting/Office Manager, and the Employee accepts employment with the Employer for a period of three (3) years beginning on the thirtieth day of September 2000.


                                    ARTICLE 2
                                  COMPENSATION

     2.01. As compensation for services rendered under this agreement, the Employee shall be paid by the Employer according to the following schedule:

               Base  Salary  of  $33,000  per  year.

Such  salary  should  be  paid  on  the  1st  and  16th  of  each  month.


     2.02. Upon execution of this agreement, Employer and Employee shall enter into a Stock Option agreement, which is attached hereto as Exhibit "A", pursuant to which Employer grants Employee options (the "Options") to purchase 100,000 shares of common stock ("Common Stock") per year at market value at year end.

     2.03. Upon execution of this agreement, Employer and Employee shall enter into a Sign Up Bonus agreement, which is attached hereto as Exhibit "B", pursuant to which Employer grants Employee $15,000 payable according to the following schedule:

               (a)     $1,500 payable on or before November 15, 2000;

               (b)     $2,000 payable on or before January 15, 2001:

               (c) The $11,500 balance is payable after future funding is received by Sportan.


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If  Sportan  is in default on the Sign Up Bonus, Mr. Jason G. Otteson personally guarantees any unpaid Sign Up Bonus balance due to Kay L. Ekis, which is attached hereto as Exhibit "C".


                                    ARTICLE 3
                             BENEFITS AND INSURANCE

     3.01. Effective immediately and continuing throughout all of the term hereof, Employee shall be eligible for major medical and dental insurance coverage offered by Employer. The Employee shall reimburse the Employer for any additional premiums caused from the Employee's dependents.

     3.02. The Employee is authorized to incur reasonable business expenses for promoting the business of the Employer, which are pre-approved by Employer, including expenditures for entertainment and travel.

     3.03. Employee shall be entitled to two weeks paid vacation during each year of this agreement. After five years of continuous employment, the Employee shall be entitled to three weeks of vacation; and after ten years of continuous employment the Employee shall be entitled to four weeks of vacation.


                                    ARTICLE 4
                                 CONFIDENTIALITY

     4.01. In the course of the performance of Employee's duties hereunder, Employee recognizes and acknowledges that Employee may have access to certain confidential and proprietary information of Employer or any of its affiliates. Without the prior written consent of Employer, Employee shall not disclose any such confidential or proprietary information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, and shall not use such information, directly or indirectly, for Employee's own behalf or on behalf of any other party. Employee agrees and affirms that all such information is the sole property of Employer and that at the termination and/or expiration of this agreement, at Employer's written request, Employee shall promptly return to Employer any and all such information so requested by Employer.

          The provisions of this Section 4 shall not, however, prohibit Employee from disclosing to others or using in any manner information that:

          (a) has been published or has become part of the public domain other than by acts, omissions or fault of Employee;


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          (b)  has been  furnished  or made known to Employee  by third  parties
               (other than those acting directly or indirectly for or on behalf of Employee) as a matter of legal right without restriction on its use or disclosure;

          (c) was in the possession of Employee prior to obtaining such information from Employer in connection with the performance of this agreement; or

          (d)  is required to be disclosed by law.

                                    ARTICLE 5
                                   TERMINATION

     5.01. This agreement and the employment relationship created hereby will terminate (i) upon the death or disability of Employee under section 5 (a) or 5 (b); (ii) with cause under Section 5 (c); (iii) for good reason under
Section 5 (d); or (iv) upon the voluntary termination of employment by Employee under Section 5 (e).

          (a) DISABILITY. Employer shall have the right to terminate the employment of the Employee under this agreement for disability in the event Employee suffers an injury, illness, or incapacity of such character as to substantially disable him from performing his duties without reasonable accommodation by Employer hereunder for a period of more than thirty (30) consecutive days upon Employer giving at least thirty (30) days written notice of termination.

          (b) DEATH. This agreement will terminate on the Death of the Employee.

          (c) WITH CAUSE. Employer may terminate this agreement at any time because of (i) Employee's material breach of any term of the agreement, (ii) the determination by the Board of Directors in the exercise of its reasonable judgment that Employee has committed an act or acts constituting a felony or other crime involving moral turpitude, dishonesty or theft or fraud; or (iii) Employee's gross negligence in the performance of his duties hereunder.

          (d) GOOD REASON. The Employee may terminate his employment for "Good Reason" if:

               (i) he is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with Employer as of the date hereof, or a change in his reporting responsibilities or titles as in effect as of the date hereof;

               (ii) his compensation is reduced; or


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               (iii)Employer  does not pay any material  amount of  compensation due  hereunder  and then  fails  either  to pay such  amount
                    within  the  ten  (10)  day  notice   period   required  for
                    termination hereunder or to contest in good faith such notice. Further, if such contest is not resolved within thirty (30) days, Employer shall submit such dispute to arbitration under Section 13.

          (e) VOLUNTARY TERMINATION. The Employee may terminate his employment voluntarily.

          (f) WITHOUT CAUSE. Employer may terminate this Agreement without cause.


                                    ARTICLE 6
                    OBLIGATIONS OF EMPLOYER UPON TERMINATION

     6.01. (a) In the event of the termination of Employee's employment pursuant to Section 5 (c) (with cause) or (e) (voluntary termination), Employee will be entitled only to the compensation earned by him hereunder as of the date of such termination (plus life insurance or disability benefits), plus the rights to those Options that have vested as of the termination date.

          (b) In the event of the termination of Employee's employment pursuant to Section 5 (a) (disability) or (b) (death), Employee, or Employee's heirs will be entitled only to the compensation earned by him hereunder as of the date of such termination (plus life insurance or disability benefits), plus the rights to all Options, vested or not vested, under the same terms as if this Agreement was not terminated.

          (c) In the event of the termination of Employee's employment pursuant to Section 5 (d) (good reason) or (f) (without cause), Employee will be entitled to receive as severance pay, one month notice and two week severance of Employee's Base salary at such time as this Agreement is terminated, and Employee shall have the rights to all Options, vested or not vested, under the same terms as if this Agreement had not terminated.


                                    ARTICLE 7
                                CHANGE IN CONTROL

     Effect  of  Employer's  Merger,  Transfer  of  Assets,  or  Dissolution:

     7.01.     This  agreement  shall  not  be  terminated  by  any:

     (a) Merger or consolidation when the Employer is not the consolidated or surviving corporation.


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     (b)  Transfer of all or substantially all of the assets of the Employer.

     (c)  Voluntary or involuntary dissolution of the Employer.

     In the event of any such merger, consolidation, or transfer of assets, the surviving or resulting corporation or the transferee of the Employer's assets shall be bound by and shall have the benefit of the provisions of this agreement and this agreement shall automatically renew for a period of three years under the same terms and conditions. The Employer shall take all actions necessary to insure that such corporation or transferee is bound by the provisions of this agreement.

                                    ARTICLE 8
                                WAIVER OF BREACH

     8.01. The waiver by any party hereto of a breach of any provision of this agreement will not operate or be construed as a waiver of any subsequent breach by any party.


                                    ARTICLE 9
                                 INDEMNIFICATION

     9.01. Employer shall to the full extent permitted by law or as set forth in the Amended and Restated Articles of Incorporation and the Bylaws of the Company, indemnify, defend and hold harmless Employee from and against any and all claims, demands, liabilities, damages, losses and expenses (including reasonable attorney's fees, court costs and disbursements) arising out of the performance of his duties hereunder except in the case of a willful misconduct.


                                   ARTICLE 10
                                     NOTICES

     10.01. Any notices, consents, demands, requests, approvals and other communications to be given under this agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered or within two days if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

               If to Employer:          Sportan United Industries, Inc.
                                        3170  Old  Houston  Rd.
                                        Huntsville, Texas 77340
                                        Attention:  Jason G. Otteson


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               If to Employee:          Kay  L.  Ekis
                                        1602 13th Street
                                        Huntsville, Texas 77340

     Notices delivered personally will be deemed communicated as of actual receipt.


                                   ARTICLE 11
                                ENTIRE AGREEMENT

     11.01. This agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                                   ARTICLE 12
                                  SEVERABILITY

     12.01. If any provision of this agreement is held to be illegal, invalid or unenforceable under present or future laws effective during this agreement, such provision will be fully severable and this agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there will be added automatically as part of this agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.



                                   ARTICLE 13
                                   ARBITRATION

     13.01. If a dispute should arise regarding this agreement, the parties agree that all claims, disputes, controversies, differences or other matters in question arising out of this relationship shall be settled finally, completely and conclusively by arbitration in Huntsville, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The governing law of this agreement shall be the substantive law of the State of Texas, without giving effect to conflict of laws. A decision of the arbitrator shall be final, conclusive and binding on Employer and Employee. Any arbitration held in accordance with this paragraph shall be private and confidential and no person shall be entitled to attend the hearings except the arbitrator, Employee, Employee's attorneys, a representative of Employer, Employer's attorneys, and advisors to or witnesses for any party. The matters submitted to arbitration, the hearings and proceedings and the arbitration award


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shall  be  kept  and  maintained  in  the  strictest  confidence by Employee and
Employer and shall not be discussed, disclosed or communicated to any persons except as may be required for the preparation of expert testimony. On request of any party, the record of the proceeding shall be sealed and may not be disclosed except insofar, and only insofar, as may be necessary to enforce the award of the arbitrator and any judgement enforcing an award. The prevailing party shall be entitled to recover reasonable and necessary attorneys' fees and costs from the non-prevailing party and the determination of such fees and costs and the award thereof shall be included in the claims to be resolved by the arbitrator hereunder.

                                   ARTICLE 14
                                    CAPTIONS

     14.01. The captions in this agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.


                                   ARTICLE 15
                                GENDER AND NUMBER

     15.01. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter and the number of all words will include the singular and plural.


                                   ARTICLE 16
                                  COUNTERPARTS

     16.01. This agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument, but only one of which need be produced.


                                   ARTICLE 17
                             EMPLOYER AUTHORIZATION

     17.01. Employer represents that the Board of Directors has approved this agreement.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of  the  day  and  year  first  above  written.
                                                EMPLOYER:

                                                SPORTAN UNITED INDUSTRIES, INC.

                                                By: ____________________________
                                                     Jason G. Otteson, President

                                                EMPLOYEE:

                                                By: ___________________________
                                                    Kay L. Ekis


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